UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2012

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events.

On October 25, 2012, Acadia Realty Trust (the “Company”) announced that it commenced an underwritten public offering (the “Offering”) of its common shares of beneficial interest (“Common Shares”). A copy of that press release is attached as Exhibit 99.1 hereto.

On October 26, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of that press release is attached as Exhibit 99.2 hereto.

On October 25, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter 3,450,000 of its common shares of beneficial interest (“Common Shares”), including 450,000 Common Shares issued pursuant to the Underwriter’s exercise in full of its option to purchase additional shares, at a price of $24.91 per Common Share. The 3,450,00 Common Shares were offered and sold pursuant to a prospectus supplement, dated October 25, 2012 and related prospectus, dated April 6, 2012, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-180607). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On October 31, 2012, the Company and the Underwriter closed the offering and Venable LLP delivered its legality opinion with respect to the Common Shares to be issued in the Offering. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

1.1	Underwriting Agreement, dated October 25, 2012, by and among Acadia Realty Trust and Barclays Capital Inc.

5.1	Opinion of Venable LLP as to legality of the securities

23.1	Consent of Venable LLP (included in Exhibit 5.1)

99.1	Press Release dated October 25, 2012.

99.2	Press Release dated October 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date: October 31, 2012	By: /s/ Jonathan Grisham

Name: Jonathan Grisham
Title: Sr. Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

(d)	Exhibits

1.1	Underwriting Agreement, dated October 25, 2012, by and among Acadia Realty Trust and Barclays Capital Inc.

5.1	Opinion of Venable LLP as to legality of the securities

23.1	Consent of Venable LLP (included in Exhibit 5.1)

99.1	Press Release dated October 25, 2012.

99.2	Press Release dated October 26, 2012.